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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 1999, with respect to the consolidated balance sheets of Dailey International Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998, the eight month period ended December 31, 1997 and for each of the two years in the period ended April 30, 1997, incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Weatherford International, Inc. for the registration of 1,500,000 shares of its common stock.

                                            /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                            Ernst & Young LLP

Houston, Texas
July 10, 2000